Exhibit 10.11

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MASTER SERVICES AGREEMENT

This Master Services Agreement (together with any SOWs, the “Agreement”) is dated as of November 28, 2023 (the “Effective Date”) and is by and between Rapport Therapeutics, Inc., with a principal business address at 1325 Boylston Street, Suite 401, Boston, MA 02215 USA (“Rapport”) and NeuroPace Inc., with a principal place of business at 455 N. Bernardo Avenue, Mountain View, CA. 94043 (“NeuroPace”). Rapport and NeuroPace may be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Rapport is engaged in the research, development and commercialization of pharmaceutical products;

WHEREAS, NeuroPace manufacturers and distributes the RNS® System (“RNS System”), the only commercially available closed-loop system for the treatment of drug-resistant focal epilepsy;

WHEREAS, the RNS System continuously monitors and records brain activity, including detection of baseline activity and abnormal activity related to clinical seizures (“RNS Data”); and

WHEREAS, the Parties desire that NeuroPace provide certain services with respect to the RNS Data (“Services”) to Rapport from time to time, on a project-by-project basis, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.	Services.

(a)

Statement of Work (“SOW”). From time to time, Rapport may desire NeuroPace to provide certain Services. This Agreement sets forth the general terms and conditions under which Rapport will engage NeuroPace and under which NeuroPace will provide such services. NeuroPace and Rapport shall execute an SOW before any specific Services are provided. Each SOW will be in substantially the same format as Exhibit A hereto, and shall include, as appropriate, the scope of work, specifications, timeline, budget and payment schedule, and Deliverables (as defined below in Section 2(b)). Each SOW shall automatically incorporate the terms and conditions of this Agreement and once signed by a duly authorized representative of each Party, shall become a part of this Agreement.

(b)

Provision of Services. NeuroPace agrees to provide all Services identified in any SOW in accordance with (i) the applicable industry standards and practices for the performance of similar services and (ii) the requirements of each SOW. For each SOW, NeuroPace will designate a project leader who will be available for communications with Rapport regarding the Services.

(c)

Conflict in Terms. The terms in an SOW will only govern the Services described in that SOW. If there is a contradiction between a provision of this Agreement and an SOW, then the provision in an SOW will take precedence unless the Agreement specifically states that it takes precedence over the SOW with respect to the provision. Neither Rapport nor NeuroPace is obligated to execute any SOWs under this Agreement.

(d)

Subcontracting of Services. NeuroPace may subcontract the performance of certain of its obligations under a specific SOW to a third party (each a “Subcontractor”), provided that (a) each Subcontractor performs such Services in a manner consistent with the terms and conditions of this Agreement, and (b) NeuroPace remains liable for the performance of each Subcontractor. Rapport may subcontract the performance of certain of its obligations under a specific SOW to a Subcontractor provided that (a) each Subcontractor performs such Services in a manner consistent with the terms and conditions of this Agreement, including confidentiality obligations as set forth herein, and (b) Rapport remains liable for the performance of each Subcontractor.

(e)

Exclusivity. At all times while providing services under this agreement and for a [***] months after final Clinical Study Report, NeuroPace shall not perform any services that are the same as the Services described herein for any business that directly competes with Rapport (“Rapport Direct Competitors”). Rapport Direct Competitors are those companies that are developing GAMA 8 Receptor Associated Proteins (“RAP”) compounds. For avoidance of doubt, NeuroPace shall be free at any time to provide services similar to the Services described herein for any other company not developing RAP compounds.

2.	Compensation.

(a)

Budget and Payment Schedule; Invoices. As full consideration for the Services provided under an SOW, Rapport shall pay NeuroPace in accordance with the budget and payment schedule set forth in the applicable SOW. Prior to payment by Rapport of all or any portion of the Service Fees, NeuroPace must submit an invoice to Rapport describing the Services performed under the relevant SOW, in sufficient detail, which shall reference the applicable purchase order number provided to NeuroPace by Rapport and the SOW to which it pertains. NeuroPace shall invoice Rapport at the following address:

Rapport Therapeutics, Inc.

Attention: Accounts Payable

1325 Boylston Street, Suite 401

Boston, MA 02215 USA

Email: [***]

(b)	Payment; Disputed Payments. As applicable, the SOW sets forth the types of payments that Rapport shall make to NeuroPace, which may include the following:

i.

“NeuroPace Milestone Payments”: These are key deliverables required from NeuroPace to advance the SOW forward. The parties agree that delivery of each Milestone work product (“Deliverable”) represents the expected progress by NeuroPace. All NeuroPace Milestone Payments shall be due and owing to NeuroPace within [***] of the date that NeuroPace submits the specified Milestone Deliverable and associated invoice to Rapport.

ii.

“Recurring Payments”: These payments represent the ongoing effort required to sustain the SOW. These payments cover the added expectations of NeuroPace within each phase (these are in addition to the efforts required to deliver Milestone work product). All Recurring Payments shall be due and owing to NeuroPace within [***] of the date that NeuroPace submits the associated invoice to Rapport, which shall be on or around the first business day of the first month of the applicable quarter that payment is due.

iii.

“Patient Enrollment Milestone Payments”: These payments made to NeuroPace represent risk-sharing between NeuroPace and Rapport with respect to patient enrollment. All Patient Enrollment Milestone Payments shall be made to NeuroPace within [***] of the date Rapport notifies NeuroPace in writing of the achievement of said milestone. For avoidance of doubt, Rapport will notify NeuroPace in writing within [***] upon completion of each Patient Enrollment Milestone being met, as set forth in the SOW.

(c)

In the event of any dispute regarding whether a payment is owed hereunder, senior representatives of each Party shall meet to resolve the matter in good faith. If such senior representatives are unable to resolve such matter within [***] after such matter has been referred for resolution, then either Party may seek other resolution of the matter. In the event any Services performed under this Agreement do not substantially conform in any respect, to meet the specifications agreed to in the relevant SOW or the conditions of this Agreement (“Nonconforming Services”), the Parties shall follow the procedure set forth in 3(b) whereby NeuroPace shall first be given a [***] to cure said Non-conforming Services to the satisfaction of Rapport. In the event there is partial cure of the Nonconforming Services, Rapport may elect to grant NeuroPace an additional [***] to cure prior to proceeding with other remedies as set forth in 3(b).

3.	Term and Termination.

(a)

Term. This Agreement will commence on the Effective Date and will expire on the later of (i) [***] from the Effective Date or (ii) the completion of all Services under all SOWs executed prior to the third anniversary of this Agreement; unless earlier terminated in accordance with this Agreement or extended by mutual written agreement of the Parties.

(b)

Termination for Material Breach. Either Party may terminate this Agreement or any SOW(s) for cause at any time upon [***] prior written notice to the other Party. “Cause” shall mean (i) a material breach by either Party of this Agreement or of a SOW where such breach, if curable, is not remedied to the other Party’s reasonable satisfaction within such [***] period (“Material Breach”). Either Party may immediately terminate this Agreement at any time upon written notice to the other Party in the event of a Material Breach of this Agreement by the other Party which cannot be cured (e.g., breach of confidentiality obligations).

(c)

Termination Without Cause. Either Party may terminate this Agreement or any SOW at any time without cause upon not less than [***] prior written notice to the other Party. If NeuroPace exercises this termination without cause, then during the [***] period and through study completion, NeuroPace agrees to continue to provide all data referenced as device data, and certain derived metrics necessary for the completion of the trial [***] to Rapport for patients enrolled in study (“Study Wind-down Period”). During the Study Wind-down Period, Rapport shall continue to make all Recurring Payments as scheduled, including any NeuroPace Milestone Payments or Patient Enrollment Payments that may be reached during the Study Wind-down Period.

(d)

Effect of Termination. Upon termination or expiration of this Agreement, neither Rapport nor NeuroPace shall have any further obligations under this Agreement, or in the case of termination or expiration of an SOW, under such SOW, except that (i) NeuroPace shall terminate all Services in progress in an orderly manner as soon as practical and in accordance with a mutually agreed upon written schedule, provide all data referenced as Device Data, and certain Derived Metrics necessary for the completion of the trial [***] to Rapport for patients enrolled in the study unless Rapport specifies in the notice of termination that Services in progress should not be completed, (ii) NeuroPace shall deliver to Rapport any Materials (as defined below in 6(b) in its possession or control and all Deliverables developed through termination or expiration, (iii) Rapport shall either recollect all RNS Data from its Subcontractors; or pursuant to section 5(d) below, require destruction of Materials and certify the same. Rapport shall pay NeuroPace any undisputed monies due and owing NeuroPace, up to the time of termination or expiration, for Services actually performed and all authorized expenses actually incurred (as specified in the applicable SOW), and (iv) Each Party shall immediately return to the other Party all of its respective Confidential Information and copies thereof provided under this Agreement or destroy such information under section 5(d) including any under any SOW which has been terminated or has expired. For avoidance of doubt, all NeuroPace Milestone Payments associated with Deliverables provided prior to termination shall be due and payable at such time as they are completed as per Section 2(b) above; all Patient Enrollment Milestone Payments due and owing at such time as they are completed as per Section 2(b) above; and all Recurring Payments that are scheduled prior to the date of termination notice shall be due and payable as per Section 2(b) above.

4.	Representations and Warranties.

(a)

Valid Corporation; Duly Authorized Agreement. Each Party hereby represents and warrants to the other Party that it is and at all times during the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the execution and delivery of this Agreement has been duly authorized by all requisite corporate action.

(b)

Compliance. NeuroPace hereby represents and warrants that all Services will be rendered in compliance with (a) this Agreement, (b) the specifications of the applicable SOW, (c) applicable Rapport quality standards and standard operating procedures, which have been agreed to in writing by the Parties, and (d) all applicable laws, rules, regulations and guidance documents (domestic or foreign), as may be amended from time to time, including without limitation, the Federal Food, Drug and Cosmetic Act, the regulations of the U.S. Food and Drug Administration (“FDA”), Good Laboratory Practice for Non-Clinical Laboratory Studies (21 CFR Part 58), current Good Manufacturing Practices (21 CFR Parts 210 and 211), the General Biological Products Standards (21 CFR Part 610), the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act (2010), the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7(b), all applicable U.S. securities laws and regulations, all applicable privacy and data protection laws, rules, regulations and guidance documents including, but not limited to, Regulation (EU) 2016/679 (the “General Data Protection Regulation” or “GDPR”) and the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act enacted as part of the American Recovery and Reinvestment Act of 2009, and any regulations and official guidance promulgated thereunder (“HIPAA”). NeuroPace will promptly notify Rapport and provide Rapport with a copy of any correspondence or other reports submitted to or received from any governmental agency concerning the Services. Rapport hereby represents and warrants that it shall treat all RNS Data, which constitutes Protected Health Information (“PHI”) as defined under HIPAA, in accordance with all applicable regulations promulgated under HIPAA.

(c)

NeuroPace Personnel. NeuroPace hereby represents and warrants that (i) NeuroPace has and will engage personnel with the proper skill, training and experience to provide the Services, (ii) NeuroPace shall be solely responsible for paying NeuroPace personnel and providing any employee benefits that they are owed, paying any remuneration, (iii) before providing Services, all NeuroPace personnel and Subcontractors shall have agreed in writing to (x) confidentiality obligations consistent with the terms of this Agreement and (y) terms that effectively vest in NeuroPace any and all rights that such personnel might otherwise have in the results of their work.

(d)

No Disbarment. NeuroPace hereby represents and warrants, on behalf of itself and its Affiliates, that NeuroPace, its personnel and each such Affiliate: (1) has not been debarred or convicted, and is not subject to any pending debarment or conviction, pursuant to section 306 of the Federal Food Drug and Cosmetic Act, 21 U.S.C. § 335a (the “Act”); (2) has not been listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as such term is defined in 42 U.S.C. 1320a-7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such programs, and is not the subject of any pending action, suit, claim, investigation or proceeding that could render it ineligible to participate in any such programs, including pursuant to section 306 of the Act; and (3) has not been convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7(a) or is otherwise related to the provision of healthcare items or services, and is not subject to any such pending action, suit, claim, investigation or proceeding. NeuroPace covenants that neither it nor any of its Affiliates will use the services of any person or entity subject to any of the foregoing in connection with the performance of Services under this Agreement or any SOW. NeuroPace shall immediately notify Rapport in writing if NeuroPace or any of its Affiliates or any person or entity employed or retained by NeuroPace or any of its Affiliates to perform any of the Services, has been or becomes subject to any of the foregoing or if any action, suit, claim, investigation or proceeding relating to the foregoing is pending. Prior to permitting any person or entity to perform any Services hereunder, NeuroPace shall perform a screening, and at Rapport’s request shall provide evidence of such screening, to ensure that such individual or entity does not appear on any Exclusion List (as defined herein). As used herein, “Exclusion Lists” include the following:

i.	FDA Debarment List at http://www.fda.gov/ICECI/EnforcementActions/FDADebarmentList/default.htm;

ii.	General Services Administration Excluded Parties List System (GSA EPLS) at http://www.epls.gov;

iii.	lists maintained by the Office of Inspector General at http://www.oig.hhs.gov; and

iv.

FDA’s Disqualified / Restricted Lists for Clinical Investigators at http://www.accessdata.fda.gov/scripts/SDA/sdNavigation.cfm?sd=clinicalinvestigatorsdisqualificationproceedings&previewMode=true&displayAll=true.

(e)

No Third-Party Conflict. The terms of this Agreement and NeuroPace’s performance of Services do not and will not conflict with any of NeuroPace’s obligations to any third parties and Rapport’s use of Services and Deliverables in accordance with this Agreement shall not violate any patent, trade secret or other proprietary or intellectual property right of any third party.

5.	Confidentiality & Non-Use.

(a)

Definition of Confidential Information/Permitted Use. The Parties acknowledge that their relationship is one of high trust and confidence and that in the course of the SOW, the Parties will have access to and contact with Confidential Information belonging to both Parties. As used herein, “Confidential Information” of a Party means any and all confidential or proprietary information presently or subsequently disclosed or provided to the other Party , whether in oral, electronic, written or other form. Confidential Information includes, without limitation: (i) any technology, inventions, products, chemical compounds and compositions, formulations, molecules, precursors, methods, concepts, ideas, plans, samples, processes, algorithms, specifications, characteristics, techniques, know-how and assays; clinical information such as RNS Data or Rapport study drug data, scientific preclinical or clinical data, research plans, observations, records, databases, dosing regimens, clinical studies or protocols, posters, presentations and abstracts, product pipelines, timelines and schedules; business information such as development, marketing, sales, pricing and commercialization plans, forecasts, proposals, customer lists, suppliers, consulting relationships, operating, performance and cost structures, strategies and techniques, and any other non-public information or other trade secrets, whether scientific, clinical or financial in nature, relating directly or indirectly to the business of a Party; (ii) the terms of this Agreement and any SOW related thereto; and (iii) all Deliverables, except to the extent needed by an authorized regulatory or required by an authorized regulatory body to be published or the parties jointly or separately publish about the Deliverables, subject to the provisions regarding publication set forth below. The Parties will use commercially reasonable efforts to label or identify all Confidential Information as confidential or proprietary. Notwithstanding the foregoing, Confidential Information will include all information that due to its nature would cause a reasonable person in the industry to know that it is confidential or proprietary even if not so marked or identified. The Parties agree to hold Confidential Information in confidence and exercise reasonable precautions to protect the integrity and confidentiality of the Confidential Information and to use Confidential Information solely as reasonably necessary for the performance of the Services and their applicable obligations under the applicable SOW and this Agreement. The Parties shall only disclose Confidential Information to personnel and Subcontractors who have a need to receive such Confidential Information in order to further the purposes of the applicable SOW(s) and who are bound to protect the confidentiality of such Confidential Information, as set forth above. Upon execution of this Agreement, NeuroPace authorizes Rapport to share the RNS Data associated with the Services with its subcontractor Prometrika and to utilize such data in subsequent scientific publications related to Rapport study drug.

(b)

Exceptions. The Parties will have no obligation of confidentiality and non-use with respect to any portion of Confidential Information that: (i) is generally known to the public at the time of disclosure or becomes generally known through no fault of a receiving Party; (ii) is in the receiving Party’s possession at the time of disclosure, as evidenced by its written records, other than as a result of the receiving Party’s breach of any legal obligation; (iii) is obtained without restriction from a third party having the legal right to disclose the same to receiving Party; or (iv) is independently developed by the receiving Party without the use of Confidential Information, as evidenced by the receiving Party’s written records. Nothing in this Agreement precludes a Party from making any disclosure of Confidential Information that is required by applicable law or by a valid order of a court or other governmental body having jurisdiction, provided that the receiving Party uses best efforts to limit the scope of the required disclosure, provides notification to the disclosing Party of such requirement as soon as reasonably possible, and cooperates with disclosing Party in seeking an appropriate protective order, confidential treatment, or similar remedy limiting the subsequent use and disclosure of any Confidential Information required to be disclosed. Such disclosed information shall remain Confidential Information to the extent there is no public disclosure.

(c)

Ownership of Confidential Information. Each Party shall at all times remain the sole owner of its Confidential Information and all IP (as defined below in Section 6) related thereto. Except as expressly set forth in this Agreement, nothing herein shall be construed as granting to a Party, by implication, estoppel or otherwise, any right, title or interest in, or any license under, any IP right of the other Party (including without limitation, Confidential Information).

(d)

Destruction of Confidential Information. Upon the request of a Party, the other Party will (a) destroy any and all copies of Confidential Information and (b) provide a written certification to the requesting party regarding such destruction. A Party may, however, (i) retain one (1) copy of the Confidential Information in its confidential files, solely for the purpose of monitoring its continuing obligations of confidentiality hereunder and (ii) not be obligated to erase any Confidential Information contained in an archived computer system backup in accordance with security and/or disaster recovery procedures; provided however, that any such Confidential Information retained under this Section 5(d) shall continue to be subject to the terms of this Agreement.

(e)

Survival. The obligations of non-disclosure and non-use hereof will survive any expiration or termination of this Agreement and continue in full force and effect for a period of [***] from the date of expiration or termination of this Agreement (and in the case of trade secrets, until such time as the applicable Party no longer treats such information as a trade secret).

6.	Proprietary Rights.

(a)

Device Data and Derived Metrics. “Device Data” is RNS Data that is collected by the RNS System. “Derived Metrics” are the outcomes of algorithms that are applied to Device Data. Device Data and Derived Metrics are proprietary to NeuroPace and remain the sole and exclusive property of NeuroPace. NeuroPace grants Rapport a royalty-free, worldwide, exclusive, non-transferable license to all Device Data and Derived Metrics in furtherance of the applicable SOW and in the use of all Deliverables provided hereunder including any related to proving Rapport study drug safety and efficacy in POC study and data analysis relative to study. For avoidance of doubt, in event of termination, NeuroPace will not recollect from Rapport the Device Data and Derived Metrics that comprise the Deliverables, except that Rapport shall retrieve any such data from any third parties with which it has subcontracted for performance of other services associated with the subject matter of the applicable SOW, or, pursuant to section 5(d), certify destruction of said data by third parties. Additionally, the confidentiality survival obligations set forth above in Section 5 shall apply to the retained Deliverables and the Device Data and Derived Metrics that comprise the Deliverables.

(b)

Materials. All data, documentation, biological materials, chemical compounds, reagents, together with all derivatives, improvements, or modifications thereof or other materials or information controlled or owned by Rapport and furnished to NeuroPace (“Materials”) and all associated IP rights will remain the exclusive property of Rapport. NeuroPace will at all times take such measures as are required to protect the Materials, and any work in process, from risk of loss or damage at all times during the performance of the Services. NeuroPace shall use Materials provided by Rapport solely for rendering the Services under the applicable SOW. Any Materials remaining upon completion of the Services under a SOW shall be, at Rapport’s direction, either returned to Rapport or destroyed. NeuroPace will ensure that Materials, and any work in process, are free and clear of any liens or encumbrances. NeuroPace will immediately notify Rapport if at any time it believes any Materials have been damaged, lost or stolen.

(c)	Intellectual Property

i.

Intellectual Property or IP. “Intellectual Property” or “IP” means inventions, software, other works of authorship, improvements, or suggestions, whether patentable or copyrightable, conceived, created, adapted, or reduced to practice, whether made alone or in conjunction with others.

ii.	Background IP. “Background IP” means Intellectual Property in existence before the Parties entered into this Agreement. Each Party retains ownership of their respective Background IP.

iii.

Deliverables-related IP. “Deliverables-related IP” means an invention invented solely by an individual or individuals who, at the time the invention is made, is/are under an obligation to assign rights in and to the invention to NeuroPace, where both the terms “invention” and “inventor” are determined in accordance with U.S. patent laws, where the invention is a direct result of NeuroPace’s performance of the Services set forth in the SOW. NeuroPace shall own all right, title, and interest in Deliverables-related IP, except that NeuroPace grants Rapport a non-exclusive, worldwide, fully paid-up, non-royalty bearing, non-transferable license to use for any legitimate business purpose, have used, disclose, and perform, solely in connection with, and to the extent necessary to use, the Deliverables.

(d)

Assignment of Deliverables. NeuroPace hereby assigns, and agrees to assign, to Rapport (and/or its designee specified by Rapport in writing), all ownership and right, title and interest in all Deliverables such that Rapport shall enjoy and shall be entitled to exercise all the rights of a sole, exclusive holder in such Deliverables. As set forth above, NeuroPace grants Rapport a royalty-free, worldwide, exclusive, non-transferable license to all Device Data and Derived Metrics in furtherance of the applicable SOW and in the use of all Deliverables provided hereunder for any legitimate Rapport business purpose. NeuroPace shall keep and maintain adequate and current written records of all Deliverables, and such records will be available to and remain the sole property of Rapport at all times. Without limiting the foregoing, all original works of authorship which are made by NeuroPace (solely or jointly with others) within the scope of this Agreement and which are protectable by copyright are “works made for hire”, as that term is defined in the United States Copyright Act. During and after the term of this Agreement, NeuroPace will cooperate fully in obtaining patent and other proprietary protection for any and all Deliverables, all in the name of Rapport (and/or its designee) and at Rapport’s expense, and shall execute and deliver all requested applications, assignments and other documents, and take such other measures as Rapport may reasonably request, in order to perfect and enforce Rapport’s (and/or its designee’s) rights in any and all Deliverables. NeuroPace hereby appoints Rapport as its attorney-in-fact to execute and deliver any such documents on behalf of NeuroPace in the event NeuroPace shall fail to do so.

(e)

No Third-Party Resources. NeuroPace will not use in the performance of Services, any equipment, confidential information or trade secrets of any third party which are not generally available to the public, unless NeuroPace has obtained written authorization from such third party for their possession and use and obtains Rapport’s written consent prior to such use.

7.	Publication of results

NeuroPace agrees that Rapport will be permitted to, in a manner consistent with customary academic standards, (a) publish in journals, theses, dissertations, or other formats of their own choosing and (b) to present at symposia and national or regional professional meetings, the methods and results of the Project deliverables, provided in each case, however, that (i) Rapport agrees that any such publication or presentation will not breach any confidentiality provisions contained in the Agreement and (ii) NeuroPace will be furnished copies of any proposed publication or summaries of any prepared presentation at least [***] in advance of the submission of such proposed publication or presentation to any third party solely for the purpose of NeuroPace review of RNS Data accuracy and to confirm appropriate application of the confidentiality obligations set forth above at Paragraph 5. During such [***] period, NeuroPace will communicate to Rapport any concerns or objections relating solely to RNS data accuracy and/or confidentiality that NeuroPace has relating to the proposed publication. The parties agree to resolve through good faith discussions any concerns raised by NeuroPace, to enable Rapport to proceed with the intended publication. To the extent that NeuroPace wishes to publish, it shall follow the same procedure described above, and Rapport shall be afforded the right of review to confirm all accuracy strictly as it relates to descriptions of Rapport, Rapport’s business or its products, and to confirm appropriate application of the confidentiality obligations set forth above at Paragraph 5.

8.	Records; Records Storage.

(a)

Records. NeuroPace shall maintain all Materials and all other data and documentation obtained or generated by NeuroPace in the course of providing Services hereunder, including all computerized records and files (the “Records”) in a secure area reasonably protected from fire, theft and destruction.

(b)

Record Retention. Upon written instruction of Rapport, all Records shall, at Rapport’s option either be (i) delivered to Rapport or to its designee in such form as is then currently in the possession of NeuroPace, (ii) retained by NeuroPace for a period of [***], or such longer period as required as a matter of law, or (iii) disposed of, at the direction and written request of Rapport, unless such Records are otherwise required to be stored or maintained by NeuroPace as a matter of law. In no event shall NeuroPace dispose of any such Records without first giving Rapport [***] prior written notice of its intent to do so. Notwithstanding the foregoing, NeuroPace may retain one copy of any such Records for regulatory or insurance purposes only, subject to NeuroPace’s obligations of confidentiality set forth in Section 5 above.

9.	Indemnification; Limitation of Liability.

(a)

Indemnification by Rapport. Rapport will indemnify, defend and hold harmless NeuroPace, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “NeuroPace Indemnitees”) against any third party claims, including reasonable attorneys’ fees for defending those claims, to the extent such claims arise out of or relate to (i) the use of the Deliverables by Rapport or its Affiliates (except to the extent such claims result from NeuroPace’s breach of this Agreement or a NeuroPace Indemnitee’s negligence or willful misconduct); (ii) any Rapport Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; or (iii) Rapport’s breach of this Agreement.

(b)

Indemnification by NeuroPace. NeuroPace will indemnify, defend and hold harmless Rapport, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Rapport Indemnitees”) against any third party claims, including reasonable attorneys’ fees for defending those claims, to the extent such claims arise out of or relate to (i) the performance of Services by any NeuroPace personnel or Subcontractor (except to the extent such claims result from Rapport’s breach of this Agreement or a Rapport Indemnitee’s negligence or willful misconduct); (ii) any NeuroPace Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; (iii) NeuroPace’s breach of this Agreement or (iv) infringement of any intellectual property rights of a third party bringing any such claims in connection with the Services to the extent based on the practice or use of NeuroPace Property independent of the Services.

(c)

Indemnification Procedures. Each Party must notify the other Party within [***] after receipt of any claims made for which the other Party might be liable under Section 8(a) or 8(b), as applicable. The indemnifying Party will have the sole right to defend, negotiate, and settle such claims. The indemnified Party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying Party will have final decision-making authority regarding all aspects of the defense of the claim. The indemnified Party will provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party. Neither Party will be responsible nor bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified Party will not unreasonably withhold or delay such consent.

(d)

LIMITATION OF LIABILITY. EXCEPT FOR LOSSES ARISING FROM BREACH OF CONFIDENTIALITY OBLIGATIONS, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR FROM CLAIMS FOR WHICH A PARTY HAS INDEMNIFICATION OBLIGATIONS, (A) NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (B) EACH PARTY’S MAXIMUM AGGREGATE TOTAL LIABILITY WILL NOT EXCEED [***] TIMES THE TOTAL AMOUNTS PAID UNDER THIS AGREEMENT.

10. Insurance.

(a)

Coverage. NeuroPace shall, at its own expense, provide and keep in full force and effect during the term of this Agreement and for a period of [***] following each SOW termination date the following types and minimum amounts of insurance:

1.	Workers’ compensation insurance as required by the laws of the jurisdiction in which the Services are performed, and employer’s liability insurance with limits of at least $[***].

2.

Commercial general liability insurance which shall include bodily injury, property damage, independent contractor coverage, completed operations or products coverage, blanket contractual, and broad-form property damage with limits of at least $[***] and $[***].

(b)	Evidence of Coverage. Within [***] after execution of this Agreement, Service shall provide Rapport with copies of all certificates of insurance evidencing the coverage required hereunder.

11. Use of Name. Neither Party shall use the other Party’s name in any form of advertising, promotion or publicity, including press releases, without the prior written consent of the other Party. This term does not restrict a Party’s ability to use the other Party’s name in filings with the Securities and Exchange Commission, FDA or other governmental agencies when required to do so. The Parties agree to work in good faith to draft a joint press release and/or individual press releases to promote this collaboration upon the execution of this Agreement and the applicable SOW. The Parties shall coordinate timing of the joint press release so that it is released [***].

12. Independent Contractor Relationship. Nothing contained in this Agreement shall be deemed to constitute NeuroPace an employee of Rapport, it being the intent of the Parties to establish an independent contractor relationship, nor shall NeuroPace have authority to bind Rapport in any manner whatsoever by reason of this Agreement.

13. Assignment. This Agreement may not be assigned by a Party without the prior written consent of the other Party; provided, however, that a Party may assign, upon written notice to the other Party, this Agreement to a successor of substantially all of the assets and business of the assigning Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets, reorganization or other transaction, and the resulting entity assumes all the obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding on the Parties and their successors and permitted assigns.

14. Force Majeure. Neither Party shall be responsible for any failure or delay in performance of this Agreement if the failure or delay is due to an event beyond the reasonable control and without the fault or negligence of the Party seeking to excuse performance, including without limitation, acts of God, acts of terrorism, war, labor disputes and strikes, fire, flood, riot, and unforeseen delays in third-party provided transportation or communications (a “Force Majeure Event”). Any Party seeking to excuse or delay performance due to a Force Majeure Event under this Section 13 will provide detailed written notice to the other Party promptly after the occurrence of such Force Majeure Event, detailing the nature and anticipated duration of the delay. A Party claiming the benefit of a Force Majeure Event shall use reasonable efforts to avoid or overcome the causes affecting performance and diligently fulfill all outstanding obligations within [***]. In the event that a NeuroPace Force Majeure Event continues for longer than [***], Rapport shall have the right to terminate this Agreement upon [***] notice to the NeuroPace, provided that if the Force Majeure Event ceases within such [***] notice period, this Agreement shall remain in full force and effect.

15. Audit Rights. During the term of this Agreement and for a period of [***] after expiration or termination of this Agreement, Rapport will have the right to audit, upon reasonable notice, any of NeuroPace’s records related to this Agreement and/or any SOW, including contracts with third parties and financial records relating to NeuroPace performance thereunder. NeuroPace will refund any sums due to Rapport arising as a result of such audit immediately after delivery of the audit to NeuroPace.

16. Survival. Any termination of this Agreement shall be without prejudice to any obligation of either Party that shall have accrued and then be owing prior to termination. Without limiting the foregoing, Section 1(c) and Sections 2 through 21 of this Agreement shall survive any termination of this Agreement.

17. Entire Agreement; Amendment; Severability; Waiver. This Agreement, including the exhibits attached hereto, contains the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements, written or oral, between the Parties with respect to its subject matter. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the Parties. In the event that any one or more of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and all other provisions will remain in full force and effect. If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. No waiver of any rights under this Agreement shall be effective unless in writing signed by the Party to be charged. A waiver of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

18. Counterparts and Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. The Parties agree that electronic signatures or signatures affixed to any one of the originals and delivered by facsimile, portable document format (PDF), or other electronic means shall be valid, binding and enforceable.

19. Equitable Relief. NeuroPace acknowledges that irreparable harm may be done to Rapport’s business through the breach of NeuroPace’s confidentiality and non-use obligations set forth in Section 5 above, for which damages at law may not be an adequate remedy. Accordingly, nothing in this Agreement shall prevent Rapport from seeking injunctive or other equitable relief from any court of competent jurisdiction at any time to protect its Confidential Information.

20. Notices. All notices required or permitted under this Agreement must be in writing, addressed to the attention of “Chief Executive Officer” and must be given by directing the notice to the address for the recipient set forth in this Agreement or at such other address as the recipient may specify in writing under this procedure.

21. Governing Law. This Agreement shall in all events and for all purposes be governed by, and construed in accordance with, the law of the State of Delaware, without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

22. Defend Trade Secrets Act of 2016. NeuroPace acknowledges receipt of the following notice under 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

RAPPORT THERAPEUTICS, INC.		NEUROPACE INC.

By:	/s/ Abraham N. Ceesay	By:	/s/ Joel Becker

Printed Name:	Abraham N. Ceesay	Printed Name:	Joel Becker

Date:	November 22, 2023	Date:	November 28, 2023

EXHIBIT A

SAMPLE SOW

SOW # ____

This SOW together with any attachments (the “SOW”) is by and between Rapport Therapeutics, Inc., with a principal business address at 1325 Boylston Street, Suite 401, Boston, MA 02215 USA (“Rapport”) and NeuroPace Inc. with a principal place of business at 455 N. Bernardo Avenue, Mountain View, CA. 94043 (“NeuroPace”), and, upon execution, will be incorporated into, subject to and governed by the Master Services Agreement between Rapport and NeuroPace dated ___________ 20__ (the “Agreement”). Capitalized terms not otherwise defined in this SOW shall have the same meaning as set forth in the Agreement. Rapport hereby engages NeuroPace to provide Services, as follows:

All terms and conditions of the Agreement apply to this SOW.

IN WITNESS WHEREOF, the Parties hereto have caused this SOW to be executed in duplicate by their duly authorized representatives, effective as of the date of the last Party to sign below.

RAPPORT THERAPEUTICS, INC.	NEUROPACE INC.

By:	By:

Printed Name:	Printed Name:

Date:	Date: